Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of the 9th day of August 2016, by and between SPARK NETWORKS, INC. (the “Company”), a corporation organized under the laws of the State of Delaware, and PEAK6 Investments, L.P., a Delaware limited partnership (“Purchaser” or “PEAK6”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as set forth in this Agreement; and

WHEREAS, simultaneously with the execution of this Agreement, as an inducement for Purchaser to invest in the Common Stock, the Company is (i) issuing to PEAK6 a warrant (the “Warrant”) representing the right to purchase up to 7,500,000 shares of Common Stock (subject to adjustment as provided therein) and (ii) entering to a Management Services Agreement with PEAK6 (the “Management Services Agreement” and, together with the Warrant and this Agreement, the “Transaction Agreements”) pursuant to which PEAK6 will provide, or cause to be provided, certain marketing, strategy and other services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 5,000,000 shares (the “Shares”) of Common Stock.

SECTION 2.Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to Purchaser and Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, 5,000,000 Shares at a per Share price of $1.55 for aggregate consideration of $7,750,000.

SECTION 3.Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105 simultaneously with the execution of this Agreement, or on such later date or at such different location as the parties shall agree in writing (the date on which the Closing occurs, the “Closing Date”).

At the Closing, each Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Shares being purchased by it hereunder by wire transfer to an account designated by the Company and the Company shall deliver to each Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth opposite such

Purchaser’s name in in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement becomes effective. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.

SECTION 4.Representations, Warranties and Covenants of the Company.  Except as set forth in the disclosure letter provided to PEAK6 in connection with this Agreement (the “Disclosure Letter”), which Disclosure Letter shall qualify any representation made herein to the extent of the disclosure contained in such Disclosure Letter, the Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein).

4.2Subsidiaries.  The Company’s subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Exhibit A to this Agreement. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

4.3Reporting Company; Form S‑3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S‑3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby during the past twenty-four (24) calendar months.  Provided none of the Purchaser is deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit the preparation and filing of a registration statement on Form S‑3 that will be available for the resale of the Shares by the Purchaser.

4.4Authorized Capital Stock. The Company has duly authorized and validly issued outstanding capitalization as set forth in its Quarterly Report filed on Form 10-Q with the Securities and Exchange Commission (the “Commission”) on May 16, 2016 as of the date set forth therein. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Form S-3 Registration Statement filed by the

Company on March 8, 2013 and amendments thereto (the “2013 Registration Statement”).   The number of outstanding options to purchase, or other rights to purchase or acquire, shares of Common Stock are set forth in the Company’s Quarterly Report filed on Form 10-Q with the Company on May 16, 2016 as of the date set forth therein.

4.5Issuance, Sale and Delivery of the Shares.  The issuance and sale of the Shares have been duly authorized by the Company and the Shares, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the 2013 Registration Statement.  No preemptive rights, commitments, rights of first offer or refusal, anti-dilution rights, rights of participation or any other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement or the issuance of the Warrant. No further approval or authority of the Company’s stockholders or the Board of Directors of the Company (the “Board”) will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein or the issuance of the Warrant.

4.6Due Execution, Delivery and Performance of the Transaction Agreements.  The Company has full legal right, corporate power and authority to enter into each Transaction Agreement and perform the transactions contemplated hereby and thereby.  Each Transaction Agreement has been duly authorized, executed and delivered by the Company.  Each Transaction Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8.3 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.  The execution and performance of each Transaction Agreement by the Company and the consummation of the transactions herein and therein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would reasonably be expected to have a Material Adverse Effect or, any material statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares and such as may be required by the bylaws and rules of the National Association of Securities Dealers, Inc. or the New York Stock

Exchange.  For the purposes of this Agreement the term “Material Adverse Effect” shall mean the occurrence, either individually or in the aggregate, of any material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect:  (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or that are generally applicable to the industry in which the Company operates, to the extent that such effects do not adversely affect the Company in a disproportionate manner to other participants in the industry in which the Company operates, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement (provided that, for the avoidance of doubt, the exception in this clause (ii) shall not apply to “Material Adverse Effect” as used with respect to any representation or warranty herein to the extent that the purpose of such representation or warranty addresses the due execution and delivery or the public announcement hereof), or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

4.7No Defaults or Consents. Neither the execution, delivery and performance of any Transaction Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not reasonably be expected to cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or bylaws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

4.8Contracts.  The material contracts to which the Company is a party that have been filed as exhibits to Publicly Filed Reports (as defined herein) have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

4.9No Actions.  Except as disclosed in the reports publicly filed with the Commission by the Company pursuant to the Securities Act and Exchange Act and as set forth in the draft Form 10-Q for the quarter ended June 30, 2016 in the form provided by the Company to

PEAK6 (collectively, the “Publicly Filed Reports”), there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body, arbitrator or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance, strike, interruption or slowdown by the employees of the Company exists or, to the Company’s knowledge, is imminent or threatened, that might reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.10Properties. The Company and each Subsidiary has good and marketable title to all the properties and assets described as owned by it in the financial statements included in the Publicly Filed Reports, that are material to the businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and claims except (i) those, if any, reflected in such financial statements, (ii) those that are not material in amount and do not materially adversely affect the use made and proposed to be made of such property by the Company, and (iii) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect would not reasonably be expected. The Company and each Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business.  Except as disclosed in the Publicly Filed Reports the Company and any Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

4.11No Material Adverse Change. Except as described in the Publicly Filed Reports, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and its Subsidiaries have not sustained any material loss or material interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and none of the Company or any Subsidiary is in material default in the payment of principal or interest on any outstanding long-term debt obligations; and (iv) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.

4.12Intellectual Property. The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in the Publicly Filed Reports.  Except as described in the Publicly Filed Reports, no claims have been asserted against the Company by any Person (as defined below) with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property that could reasonably be expected to cause a Material Adverse Effect. For purposes of this Agreement, “Person” means any natural person, general or limited partnership, trust, corporation, limited liability company, firm, association, governmental authority or other legal entity.

4.13Compliance. None of the Company nor its Subsidiaries has been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.14Taxes. The Company and each Subsidiary has accurately filed all required federal, state and foreign tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any subsidiary has knowledge of a tax deficiency that has been or might be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.  All tax liabilities accrued through the date hereof have been adequately provided for in all material respects on the books of the Company.

4.15Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.16Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.17Governmental Permits, Etc.  The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect.  Except as disclosed in the Publicly Filed Reports, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

4.18Financial Statements.  The financial statements of the Company and the related notes and schedules thereto included in its Publicly Filed Reports fairly present, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods specified therein.  Such financial statements and the related notes and schedules thereto have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. As of their respective dates, the Publicly Filed Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002.  The financial statements of the Company included (or incorporated by reference) in the Publicly Filed Reports (including the notes thereto) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

4.19Internal Accounting and Disclosure Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

4.20ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.21Listing and Maintenance Requirements.  The issued and outstanding shares of Common Stock have been registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of such Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is in material compliance with the listing and maintenance requirements and any other applicable rules and regulations of the New York Stock Exchange.

4.22Anti-takeover Statutes. The Company has taken all action under the Rights Plan, dated July 9, 2007, between the Company and The Bank of New York (the “Rights Plan”), necessary to permit the acquisition and ownership by PEAK6 and its Affiliates of the Shares, the Warrant and the shares of Common Stock issuable upon the exercise of the Warrant.  Assuming that neither PEAK6 nor any of its Affiliates is an “interested stockholder” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) as of immediately prior to the execution and delivery of this Agreement, the Company has taken all actions necessary to exempt this Agreement and the transactions contemplated hereunder from the restrictions on business combinations of Section 203 of the DGCL. Except for Section 203 of the DGCL, no other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover laws enacted under U.S. state or federal law apply to this Agreement or any of the transactions contemplated hereby. The term “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided that (a) the Company and its Subsidiaries will not be deemed an Affiliate of any Purchaser and (b) no Purchaser will be deemed an Affiliate of the Company or its Subsidiaries.

4.23Brokers and Finders.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated hereby.

SECTION 5.Representations, Warranties and Covenants of the Purchaser. Purchaser represents and warrants to, and covenants with, the Company that:

5.1Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares; (ii) The Purchaser is acquiring the number of Shares set forth beside its name in Section 2 above for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other Person regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the rules and regulations of the Commission promulgated thereunder, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 8.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares by the Purchaser, except in compliance with the Securities Act and the rules and regulations of the Commission promulgated thereunder and any applicable state securities laws; (iv) the Purchaser will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of the Shares pursuant to the Registration Statement or with the applicable requirements of any exemption from the Securities Act; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct, in all material respects, as of the date hereof and will be true and correct, in all material respects, as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2Reliance on Exemptions.  The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations of the Commission promulgated thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Shares.

5.3Confidentiality.

(a)The Purchaser agrees to keep confidential all information concerning this private placement. The Purchaser acknowledges that it is prohibited from reproducing or distributing this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares. The Purchaser understands that the federal securities laws impose restrictions on trading based on material, non-public information. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.9 below). These confidentiality obligations will terminate upon the later of (i) filing by the Company of a press release or press releases and a report or reports pursuant to the Exchange Act describing this offering and/or containing a copy of this Agreement and related materials or (ii) 10 days after the date of this Agreement.  In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.9 below).  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall, if practicable, provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

(b)The Purchaser will not, nor permit of any its Affiliates to, issue any press release or make any other public announcement or disclosure relating to this Agreement without the prior written approval of the Company (such consent not to be unreasonably withheld, conditioned or delayed.  The Company will provide the Purchaser with a reasonable opportunity to review and comment on any press release or other public announcement to be issued by the Company relating to this Agreement prior to the issuance, distribution or publication of such press release or other public announcement.

5.4Investment Decision.  The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.

5.5Risk of Loss.  The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands the risk factors related to the Purchaser’s purchase of the Shares, including, but not limited to, those set forth under the caption

“Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Commission on March 11, 2016.  The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.

5.6Legend. The Purchaser understands that, until such time as a Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

5.7Stop Transfer.  The certificates representing the Shares may be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements.

5.8Residency.  The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.9Public Sale or Distribution.

(a)The Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser’s Certificate of Subsequent

Sale:  (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B) the prospectus delivery requirement effectively has been satisfied.  Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act.  The Purchaser covenants that it will not sell any Shares pursuant to such Prospectus during the period commencing at the time when the Company gives the Purchaser written notice of the suspension of the use of such Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to such Prospectus.  The Purchaser shall maintain in confidence the receipt of any notice of suspension. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, no Suspension shall be for a period longer than 90 days in the aggregate in any 365 day period, and the Company will use its reasonable best efforts to minimize the length of any such Suspension.  The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.  Following the termination of any Suspension, the Company will promptly notify the Purchaser in writing that the use of the Prospectus may be resumed and will provide the Purchaser with a copy of any amendment to the Registration Statement or supplement to the Prospectus.

(b)At any time that the Purchaser is an affiliate of the Company, any resale of the Shares that purports to be effected under Rule 144 shall comply with all of the requirements of such rule, including the “manner of sale” requirements set forth in Rule 144(f).

5.10Organization; Validity; Enforcements.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the material breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 8.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.11Short Sales.  During the thirty (30) days prior to the date hereof, the Purchaser has not taken, and prior to the public announcement of the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

SECTION 6.Certain Covenants of the Company with respect to PEAK6.

6.1Preemptive Rights.

(a)If the Company engages in any transaction involving the direct or indirect sale or issuance of Covered Securities by the Company after six months from the date of this Agreement, PEAK6 will be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, up to an amount (the “Amount”) equal to (i) the total number of shares or other units of Covered Securities being offered multiplied by (ii) PEAK6’s Aggregate Ownership Percentage at such time. Aggregate Ownership Percentage” means a fraction (expressed as a percentage) equal to (i) the aggregate number of shares of Common Stock held by PEAK6 and its Affiliates at such time (which, for the avoidance of doubt, shall exclude any Warrant Shares, whether or not vested, to the extent the Warrant is unexercised with respect to such Warrant Shares) divided by (ii) the aggregate number of shares of Common Stock outstanding at such time.  “Covered Securities” means any Equity Securities (as defined below) other than any securities that are issued by the Company (i) pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company or any of its Subsidiaries, (ii) as consideration in a business combination or other merger or acquisition transaction, (iii) pursuant to this Agreement or the Warrant (including the Warrant itself and shares of Common Stock issuable upon the exercise of the Warrant); (iv) pursuant to a split or subdivision of the outstanding shares of Common Stock or pursuant to a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof); and (v)

pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued by the Company (to the extent such subsequent issuance is otherwise exempt from the preemptive rights set forth in this Section 6). The term “Equity Securities” means any capital stock or other equity interests (including shares of Common Stock) of the Company and/or options, warrants or other securities that are directly or indirectly convertible into, exchangeable for or exercisable for capital stock or other equity interests of the Company.

(b)If the Company proposes to engage in a transaction involving the sale or issuance of Covered Securities, the Company will first submit written notice (the “Notice of Preemptive Rights”) to PEAK6 disclosing the terms of the proposed sale or issuance transaction (which notice will set forth all material terms, including price, approximate number of securities, and the type of securities to be sold or issued).  The Notice of Preemptive Rights will include an offer to PEAK6 to purchase up to PEAK6’s Amount of such Covered Securities on terms and conditions, including price, not less favorable to PEAK6 than those on which the Company proposes to sell such Covered Securities to the third party or parties.  Such offer as set forth in the Notice of Preemptive Rights will remain open for a period of at least seven (7) business days after the Notice of Preemptive Rights is delivered, prior to the expiration of which period PEAK6 may accept such offer by written notice to the Company setting forth the number of Covered Securities that PEAK6 intends to purchase.

(c)Any Covered Securities covered by a Notice of Preemptive Rights which are not purchased by PEAK6 pursuant to Section 6.3(b) may be sold by the Company to a third party or parties at any time within 180 days following the expiration of the seven (7) business day period specified in Section 6.3(b); provided that each of the price and the other terms and conditions of such sale are not more favorable to such third parties than as set forth in the Notice of Preemptive Rights.  For the avoidance of doubt, any sale or issuance of Covered Securities other than in compliance with this Section 6.3(c) will require delivery of a new Notice of Preemptive Rights.

(d)Notwithstanding anything to the contrary contained herein, this Section 6.3 will cease to be effective at any time after the Closing that PEAK6 has an Aggregate Ownership Percentage less than 7.5%.  The preemptive rights set forth in this Section 6 may not be assigned or transferred by PEAK6 except to an Affiliate of PEAK6.

6.2Anti-Takeover Measures.

(a)The Company will not take any action that would cause this Agreement or the Warrant or any of the transactions contemplated by the herein or therein to be subject to any of the requirements imposed by Section 203 of the DGCL or under any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover law, and will take all necessary steps within its control to exempt (and ensure the continued exemption of) the Transaction Documents and the transactions contemplated by this Agreement and the Warrant from such laws, as now or hereafter in effect.

(b)If the Company after the date of this Agreement amends the Rights Plan or adopts any other “poison pill” or similar shareholder rights plan or agreement or any anti-

takeover provision in any organizational document of the Company or its Subsidiaries, the terms of the Rights Plan or such other plan, agreement or provision will expressly permit the acquisition and ownership by PEAK6 and its Affiliates of the Shares and the Warrant (and the shares of Common Stock issuable upon the exercise of the Warrant).

SECTION 7.Survival of Agreements; Non-Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor indefinitely or for the shorter period explicitly specified therein.  All representations and warranties, made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of twelve (12) months following the later of the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor; provided that the representations and warranties contained in Sections 4.1 (Organization and Qualification), 4.4 (Authorized Capital Stock), 4.5 (Issuance, Sale and Delivery of the Shares), 4.6 (Due Execution, Delivery and Performance of the Agreements), 4.23 (Brokers and Finders) and 5.10 (Organization; Validity; Enforcements) shall survive for the (3) years from the date of this Agreement.

SECTION 8.Registration of the Shares; Compliance with the Securities Act.

8.1Registration Procedures and Expenses.

(a)The Company shall, as soon as practicable, and in any event within one hundred twenty (120) days of the date hereof, prepare and file with the Commission the Registration Statement on Form S‑3 relating to the resale of the Shares and the Warrant Shares (as defined in the Warrant) (collectively, the “Registrable Securities”) by the Purchaser on the New York Stock Exchange, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions.

(b)Notwithstanding anything contained herein, in the event that the Commission or applicable federal securities laws and regulations prohibit the Company from including all of the Registrable Securities requested by the Purchaser to be registered in a registration statement pursuant to Section 8.1(a), then the Company will be obligated to include in such registration statement only such limited portion of the Registrable Securities as is permitted by the Commission or such federal securities laws and regulations, and the Company shall be obligated to use reasonable best efforts to cause the registration of all of the remaining Registrable Securities as soon as practicable thereafter as is permitted by the Commission or such federal securities laws and regulations.

(c)A Purchaser may withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Registration Statement.

(d)The Company shall:

(i)use its best efforts, subject to receipt of necessary information from the Purchaser, to cause the Commission to declare the Registration Statement effective;

(ii)enter into such customary agreements and take all such other actions as a Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registrable Securities;

(iii)promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement or (ii) such time as the Shares become eligible for resale by each of the Purchaser without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect; provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep a Registration Statement effective after such time as all of the Shares have been sold pursuant to the Registration Statement or Rule 144;

(iv)furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

(v)file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vi)bear all expenses in connection with the procedures in this Section 8.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Shares pursuant to the Registration Statement;

(vii)file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;

(viii)in order to enable the Purchaser to sell the Shares under Rule 144 to the Securities Act, for so long as any Purchaser Beneficially Owns any Registrable Securities, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act;

The Company understands that each Purchaser disclaims being an underwriter, but Purchaser being deemed underwriters shall not relieve the Company of any obligations it has hereunder.  A draft of the proposed form of the questionnaire related to the Registration Statement to be completed by each Purchaser is attached hereto as Appendix I.

8.2Transfer of Shares After Registration.  Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, (i) if a Registration Statement is effective with respect to the resale of the Shares, except as contemplated in a Registration Statement referred to in Section 8.1 or (ii) except as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding each Purchaser or its plan of distribution.

8.3Indemnification.  For the purpose of this Section 7.3: (i)the term “Purchaser/Affiliate” shall mean any affiliate of a Purchaser, including a transferee who is an affiliate of a Purchaser, and any Person who controls a Purchaser or any affiliate of a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, any registration statement of the Company which covers any Registrable Securities referred to in Section 8.1.

(a)The Company agrees to indemnify and hold harmless Purchaser and each Purchaser/Affiliate, against any and all losses, claims, damages, liabilities, costs or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates becomes subject, whether under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise, or in respect of any action, audit, examination, investigation, inquiry, proceeding, hearing, litigation, arbitration or suit (including in settlement of any such litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, including any Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Securities Act, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, or (iii) any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law (in each case, without giving effect to any  “materiality” or “Material Adverse Effect” qualifications), and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability, cost, penalty, fee or action: (x) if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; (y) in the case of any inaccuracy in the representations or warranties of the Company contained in this Agreement, until (and then only for the amount in excess of) the aggregate amount of such losses, claims, damages, liabilities, costs or fees exceeds $300,000 or (z) to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.10 or 8.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein, (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b)The Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities, costs or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person becomes subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 5.10 or 8.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; and such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser’s aggregate liability under this Section 8 shall not exceed the amount of net proceeds received by such Purchaser on the sale of the Shares pursuant to such Registration Statement.

(c)Promptly after receipt by an indemnified party under this Section 8.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8.3 to the extent it is not materially prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent.  In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)If the indemnification provided for in this Section 8.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 8.3 in respect to any losses, claims, damages, liabilities, costs or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Common Stock hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale.  The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 8.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in paragraph (c) of this Section 8.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification.  The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined solely by pro rata allocation (even if a Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 8.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Purchaser’ obligations to contribute pursuant to this Section 8.3 are several and not joint.

8.4Termination of Conditions and Obligations.  The restrictions imposed by Section 8.2 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

8.5Information Available. The Company, upon the reasonable request of a Purchaser, shall make available for inspection by such Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by such Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by such Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

SECTION 9.Director Designation Rights.

9.1Number of Directors.

(a)PEAK6 shall have the right to nominate to the Board two (2) designees (such persons, the “Investor Designees”) for so long as (i) the Aggregate Ownership Percentage (as defined in Section 6.1(a)) of PEAK6 and its Affiliates, multiplied by (ii) the number of directors comprising the entire Board (including vacancies on the Board for purposes of such calculation), equals an amount greater than one (1) (with any fractional amount rounded up to the nearest whole number) (the “Ownership Threshold”).   Such calculation results in PEAK6 having the right to designate two (2) directors so long as the Aggregate Ownership Percentage of PEAK6 and its Affiliates exceeds the percentage equal to one (1) divided by the total number of directors comprising the entire Board (including any vacant seats on the Board for purposes of such calculation).   If the Ownership Threshold is not then met, then PEAK6 shall have the right to nominate to the Board one (1) designee.  No reduction in the Ownership Percentage of PEAK6 and its Affiliates shall shorten the then current term of any incumbent Investor Designee.

(b)At such time that PEAK6’s right to nominate a Director is reduced from two (2) to one (1) directors pursuant to Section 9.1(a), PEAK6 shall identify in writing to the Company, upon the request of the Nominating Committee of the Board of the Company, which director designated by PEAK6 is then serving as PEAK6’s Investor Designee pursuant to Section 9.1(a) of this Agreement.

9.2Inclusion of Investor Designees in Slate of Nominees; Vacancies.

(a)The Company agrees to use best efforts to ensure that for so long as PEAK6 has the right to nominate a director pursuant to this Section 9, (i) each Investor Designee is included in the Board’s slate of nominees to the stockholders for each election of directors; and (ii) each Investor Designee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(b)In the event that any Investor Designee shall cease to serve for any reason, and provided that PEAK6 continues to have the right pursuant to Section 9.1(a) above to nominate an Investor Designee for such vacated director seat, then the Board shall promptly fill the vacancy with PEAK6’s successor Investor Designee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

9.3Termination of Director Designation Rights. The provisions of this Section 9 shall terminate upon the earliest to occur of any one of the following events: (i) the date on which the Aggregate Ownership Percentage of PEAK6 and its Affiliates is 4.99% or less, (ii) the liquidation or dissolution of the Company, (iii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company or (iv) the acquisition of at least 50% of the voting capital stock or assets of the Company by any other person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation, sale of assets or otherwise).

9.4Further Assurance. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

SECTION 10.Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)if to the Company, to:

Spark Networks, Inc. 11150 Santa Monica Boulevard, Suite 600 Los Angeles, CA, 90025 Attention: Robert O’Hare, CFO Telephone: (310) 893-0550 E-mail: rohare@spark.net with a copy to:
Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Attention: Murray A. Indick Telephone: (415) 268-7096 E-mail: MIndick@mofo.com or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)if to the Purchaser, to:

PEAK6 Investments, L.P.

141 W. Jackson Blvd., Suite 500

Chicago, IL 60604

Attention: Matt Hulsizer & Jay Coppoletta

Telephone: (312) 444-8444 or (312) 444-8868

E-mail: mhulsizer@peak6.com; legal@peak6.com

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, Illinois 60606 Attention: Shilpi Gupta Telephone: (312) 407-0700 E-mail: shilpi.gupta@skadden.com or to such other person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 11.Changes; Waiver. This Agreement may not be modified or amended, and no provision of this Agreement may be waived, except pursuant to an instrument in writing signed by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 12.Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13.Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 14.Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.  Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 15.WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

SECTION 16.Remedies.  Each of the Company and the Purchasers agrees that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed by any party in accordance with their specific terms or were otherwise breached by such party.  Each of the Company and the Purchasers accordingly agrees that, in addition to any other remedy to which the parties are entitled at law or in equity, each party is entitled to injunctive relief to prevent breaches of this Agreement by the other party and otherwise to enforce specifically the provisions of this Agreement against the other party.

SECTION 17.Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  Facsimile signatures shall be deemed original signatures.

SECTION 18.Entire Agreement.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 19.Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 20.Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 8.3, any Person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 8.3, no other Person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement; provided that a Purchaser may assign and delegate any of its rights and obligations (i) under this Agreement to an Affiliate of such Purchaser if such Affiliate agrees in writing to be bound by the terms of this Agreement and

(ii) under Section 8 to any Person that acquires Shares from such Purchaser (other than in a public offering or a sale pursuant to Rule 144) in compliance with the provisions of this Agreement representing more than 1% of the Company’s then outstanding Common Stock if such Person agrees in writing to be bound by the terms of this Agreement (in which case, the Purchaser will have no liability or obligation with respect to the obligations of the assignee hereunder).

SECTION 21.Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SPARK NETWORKS, INC.
By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer

PEAK6 INVESTMENTS, L.P.

Illinois
Jurisdiction of Purchaser’s Executive Offices
By: /s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development & Legal Officer
Address:
PEAK6 Investments, L.P
141 W. Jackson Blvd., Suite 500
Chicago, IL 60604
Telephone: (312) 444-8444
E-mail: jcoppoletta@peak6.com

EXHIBIT A

The following are subsidiaries of Spark Networks, Inc.:

•	Spark Networks Limited [England]
•	LOV USA, LLC [Delaware, USA]

The following are subsidiaries of Spark Networks Limited:

•	Spark Networks USA, LLC [Delaware, USA]
•	Spark Networks (Israel) Limited [Israel]
•	JDate Limited [England]

The following are subsidiaries of LOV USA, LLC:

•	HurryDate, LLC [Delaware, USA]
•	MingleMatch, Inc. [Utah, USA]
•	Kizmeet, Inc. [California, USA]
•	Reseaux Spark Canada Ltd. [Quebec, Canada]
•	SocialNet, Inc. [Delaware, USA]
•	SN Events, Inc. [Delaware, USA]
•	SN Holdco, LLC [Delaware, USA]
•	Smooch Labs, Inc. [Delaware, USA]

APPENDIX I

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Purchase Agreement which follows)

A.Complete the following items on BOTH Purchase Agreements (Sign two originals):

1.Signature Page:

(i)	Name of Purchaser (Individual or Institution)
(ii)	Name of Individual representing Purchaser (if an Institution)
(iii)	Title of Individual representing Purchaser (if an Institution)
(iv)	Signature of Individual Purchaser or Individual representing Purchaser
2.	Appendix I - Stock Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with original by overnight delivery):

[Insert]

B.Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser at a later date.

C.Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

(i)	must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and
(ii)	must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

Appendix I
(Page 1 of 3)

SPARK NETWORKS, INC.
STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:	_____________________________
2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:	_____________________________
3.	The mailing address of the Registered Holder listed in response to item 1 above:	_____________________________ _____________________________ _____________________________ _____________________________
4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:	_____________________________

SSL-DOCS2 70064461v4

sf-3673634

Appendix I
(Page 2 of 3)

SPARK NETWORKS, INC.
REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

Section 1.Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

Section 2.Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions and provide the number of shares that you have or your organization has the right to acquire within 60 days of Closing:

Section 3.Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

_____ Yes         _____ No

If yes, please indicate the nature of any such relationships below:

Section 4.Are you (a) (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition)

with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?

Answer:  [   ] Yes    [   ] No   If “yes,” please describe below

Appendix I

"FINRA" means the Financial Industry Regulatory Authority, Inc., an organization that governs and regulates certain compensation and other arrangements entered into by and between issuers (such as the Company), underwriters and brokers in connection with public offerings (including the offering contemplated by the Registration Statement).

"FINRA Member" means any broker or dealer admitted to membership in FINRA.

"Person associated with a Member of FINRA" means every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with FINRA.

"Underwriter or a Related Person" with respect to a proposed offering means any underwriter, underwriter's counsel, financial consultants and advisors, finders, any participating member and any other persons related to any participating members.

The term “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  (Rule 405 under the Securities Act of 1933, as amended)

APPENDIX II

Computershare
P.O. BOX 30170
College Station, TX 77842-3170

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

_____________________________________________________________ hereby certifies
[fill in official name of individual or institution]

that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate,

and as such, sold such shares on _______________ in accordance with the terms of the
[date]

Purchase Agreement and in accordance with Registration Statement number ____________________________________________ or otherwise in accordance with
[fill in the number of or otherwise identify Registration Statement]

the Securities Act of 1933, as amended, and, in the case of a transfer pursuant to the Registration

Statement, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution):
Signature by:
Individual Purchaser or Individual repre- senting Purchaser: